U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A


                                   CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 17, 2003


                        POINT GROUP HOLDINGS, INCORPORATED
             (Exact name of registrant as specified in its charter)


                                     Nevada
         (State or jurisdiction of incorporation or organization)


                                     0-29113
                           (Commission File Number)


                                   54-1838089
                  (I.R.S. Employer Identification Number

     2240 Shelter Island Drive, Suite 202 San Diego, California    92106
             (Address of principal executive offices)           (Zip Code)


                Registrant's telephone number:  (619) 269-8692


         (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on February 17, 2003, the independent accountant who was previously engaged on August 29, 2002 as the principal accountant to audit the Registrant's financial statements, George Brenner, C.P.A., resigned. This accountant never performed any auditing functions for the Registrant.

     During the Registrant's most recent fiscal year and the subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's most recent fiscal year and the subsequent interim period preceding the former accountant's resignation.

     (b) Effective on March 30, 2003, the firm of Beckstead and Watts, LLP has been engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this accountant was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging this accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

     (c) The Registrant has requested George Brenner, C.P.A. to respond to the Securities and Exchange Commission regarding its agreement with the statements made by the Registrant in this amended Form 8-K in response to Item 304(a)(1) of Regulation S-B.

                                SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Point Group Holdings, Incorporated


Dated: April 1, 2003               By: /s/  John Fleming
                                   John Fleming, President